Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Equity Incentive Plan, 2024 Employee Stock Purchase Plan, and 2026 Employment Inducement Equity Incentive Plan of Contineum Therapeutics, Inc. of our report dated March 5, 2026, with respect to the financial statements of Contineum Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
March 5, 2026